Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Applied Minerals, Inc. (the “Company”) on Form S-8 (No. 333-193835) and Form S-3 (Nos. 333-179139 and 333-177539), of our report dated March 13, 2014, with respect to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of the Company included in this Form 10-K.

/s/ EISNERAMPER LLP
New York, New York
March 13, 2014